EXHIBIT 1 — JOINT FILING AGREEMENT

          The undersigned hereby agree that the Statement on Schedule 13G filed herewith with respect to the common shares of RAM Holdings Ltd. (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: February 14, 2007

GREENWICH STREET CAPITAL PARTNERS II, L.P. By: Greenwich Street Investments II, LLC, its general partner By: /s/ Matthew C. Kaufman Name: Matthew C. Kaufman Title: Managing Member

GREENWICH STREET INVESTMENTS II, LLC By: /s/ Matthew C. Kaufman Name: Matthew C. Kaufman Title: Managing Member

GSCP (NJ), L.P. By: GSCP (NJ), Inc. its general partner By: /s/ David L. Goret Name: David L. Goret Title: Managing Director

GSCP (NJ), INC. By: /s/ David L. Goret Name: David L. Goret Title: Managing Director

GSC GROUP, INC. By: /s/ David L. Goret Name: David L. Goret Title: Managing Director and Secretary

GSC ACTIVE PARTNERS HOLDINGS, L.P. By: GSC Active Partners, Inc. its general partner By: /s/ David L. Goret Name: David L. Goret Title: Secretary

GSC ACTIVE PARTNERS, INC. By: /s/ David L. Goret Name: David L. Goret Title: Secretary

Keith W. Abell, Alfred C. Eckert III, Robert A. Hamwee,
Richard M. Hayden, Thomas V. Inglesby, Matthew C.
Kaufman, Christine K. Vanden Beukel and Andrew J.
Wagner

By: /s/ Matthew C. Kaufman
As Attorney in Fact*

By: /s/ Andrew J. Wagner
As Attorney in Fact*

*Attorneys-in-Fact under Power of Attorney dated January
4, 2002 (incorporated by reference to Exhibit 7(L) to the
Schedule 13D/A for Moore Wallace Incorporated of
Greenwich Street Partners II, L.P. et al., filed with the
Securities and Exchange Commission on January 7, 2002).

Robert F. Cummings, Jr.
Joseph H. Wender

By: /s/ Matthew C. Kaufman
As Attorney in Fact**

By: /s/ Andrew J. Wagner
As Attorney in Fact**

**Attorneys-in-Fact under Power of Attorney dated
February 14, 2007 filed as Exhibit 3 hereto.